UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

MEI Pharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41827	51-0407811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 250
San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 369-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), on July 22, 2024, MEI Pharma, Inc. (the “Company”) announced that its Board of Directors had determined to begin an evaluation of the Company’s strategic alternatives, including potential transactions as well as an orderly wind-down of the Company, if necessary, in order to maximize the value of its assets. The Company also announced that David M. Urso, the Company’s President and Chief Executive Officer, and Richard G. Ghalie, M.D., its Chief Medical Officer, will be leaving the Company effective August 1, 2024. In the case of each of these departures, the Board has determined that Mr. Urso and Dr. Ghalie will be eligible to receive severance benefits commensurate with a termination without “Cause” or a termination for “Good Reason” under their respective employment agreements with the Company, as previously filed with the SEC and incorporated herein by reference to Exhibit 10.15 of the Company’s Annual Report on Form 10-K, filed with the SEC on June 29, 2023 and Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on February 13, 2024.

Separation Agreements

In connection with the termination of employment of Mr. Urso and Dr. Ghalie (each, the “Executive”), effective as of August 1, 2024 (the “Separation Date”), if each of the Executives signs and does not revoke a separation and release agreement (the “Separation Agreements”) and remains in compliance with the terms of their respective Employee Proprietary Information and Inventions Agreement, the Executives each will be eligible to receive the following benefits under their respective employment agreements: (i) severance pay equal to 12 months of base salary, (ii) a pro-rated annual bonus for the fiscal year ending June 30, 2025 (which, under the Separation Agreements, will be calculated as one month of prorated target bonus), (iii) if the Executives elect COBRA health care continuation coverage, the Company will pay their individual monthly COBRA premiums for 12 months beginning on the first day of the month following the Separation Date; provided that, under the Separation Agreements, if COBRA coverage ceases because the Company’s group health plan terminates prior to the end of the 12-month period, each Executive will receive an amount equal to the monthly COBRA premium multiplied by the remaining months in the 12-month period, paid as a lump sum, with a tax gross-up for any taxes associated with the COBRA lump sum payment; and (iv) accelerated vesting of the stock options that would have vested during the 12 months following the Separation Date but for the Executives’ termination of employment, pursuant to the terms of their respective employment agreements. In addition, the Board has determined that each of the Executives can exercise their vested stock options through the first anniversary of the Separation Date, or, if earlier, the expiration of the option term or the earlier termination of all stock options of the Company. Mr. Urso remains subject to the terms of his Employee Proprietary Information and Inventions Agreement, dated April 7, 2014, and Dr. Ghalie remains subject to the terms of his Employee Proprietary Information and Inventions Agreement, dated March 7, 2016, as amended.

Consulting Agreements

The Board has determined that it is appropriate to engage the services of the Executives as consultants to assist in the liquidation of the Company’s assets in connection with the wind down. On July 31, 2024, Dr. Ghalie entered into a consulting services agreement with the Company, and on August 1, 2024, Mr. Urso similarly entered into a consulting services agreement with the Company, in each case effective as of August 2, 2024 (together, the “Consulting Agreements”). Pursuant to each Consulting Agreement, the Executives will each provide such services as the Board or Acting Chief Executive Officer may request to assist the Company in monetizing the Company’s assets. As compensation for their consulting services, the Company will pay each of the Executives $475 per hour. Each Executive will also each be eligible to receive a success fee in the form of a lump sum cash payment equal to a percentage of the net proceeds from any sale of assets, subject to the Executive’s continued service through the closing date of such sale. Mr. Urso’s success fee, if any, will be equal to 8% of such net proceeds, and Dr. Ghalie’s success fee, if any, will be equal to 2% of such net proceeds. Net proceeds will be calculated as the aggregate amount received by the Company from the sale of assets, less all legal fees (but not banking fees) and consulting fees paid by the Company (including all consulting fees paid to the Executives pursuant to the Consulting Agreements) in connection with the sale of assets. For purposes of the success fee, a “sale of assets” refers to the completion of any sale or disposition of voruciclib, ME-344, and zandelisib on or before June 30, 2025. If an Executive’s consulting arrangement is terminated without cause within 30 days prior to the closing date of an applicable sale of assets, the Executive will remain eligible to receive the success fee with respect to the sale of assets to which the closing date applies.

The Consulting Agreements both contain confidentiality and proprietary information covenants.

Addendum to Employment Agreement with of Justin J. File

As previously announced, the Board has appointed Justin J. File, currently the Company’s Chief Financial Officer and Secretary, to serve in the additional capacity of Acting Chief Executive Officer (“Acting CEO”), effective as of August 1, 2024. As anticipated, on July 31, 2024, the Company entered into an addendum to Mr. File’s employment agreement, as previously filed with the SEC and incorporated herein by reference to Exhibit 10.17 of the Company’s Annual Report on Form 10-K, filed with the SEC on June 29, 2023, effective August 1, 2024 (the “File Addendum”).

The File Addendum increases Mr. File’s base salary to $550,000 and increases Mr. File’s annual bonus opportunity, as a percentage of his base salary, from 40% to 50%. In addition, pursuant to the File Addendum, Mr. File is eligible to receive a success fee if the closing cash balance as of the first to occur of (i) December 31, 2024 or (ii) the closing date of a change in control (the “Measurement Date”) exceeds a specified amount determined by the Board of Directors. The success fee will equal 10% of the closing cash balance of the Company in excess of the specified amount as of the Measurement Date. The success fee will be paid in a lump sum cash payment on the first to occur of (i) June 30, 2025, or (ii) Mr. File’s termination of employment by the Company without cause, subject to Mr. File remaining employed by the Company through the payment date of the success fee.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI Pharma, Inc.

Date:	August 2, 2024	By:	/a/ Justin. J. File
Justin J. File Acting Chief Executive Officer, Chief Financial Officer and Secretary